UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2017 (February 1, 2017)

Vanguard Natural Resources, LLC
(Exact name of registrant as specified in its charter)

Delaware	001-33756	61-1521161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5847 San Felipe, Suite 3000
Houston, Texas 77057
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (832) 327-2255

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Commencement of Bankruptcy Cases
 On February 1, 2017, Vanguard Natural Resources, LLC (the “Company”) and certain subsidiaries (such subsidiaries, together with the Company, the “Debtors”) filed voluntary petitions for relief (collectively, the “Petitions” and, the cases commenced thereby, the “Chapter 11 Cases”) under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Debtors have filed a motion with the Bankruptcy Court seeking to jointly administer the Chapter 11 Cases under the caption In re Vanguard Natural Resources, LLC, et al.
 The subsidiary Debtors in the Chapter 11 Cases are VNR Finance Corp.; Vanguard Natural Gas, LLC; Vanguard Operating, LLC; VNR Holdings, LLC; Encore Clear Fork Pipeline LLC; Eagle Rock Energy Acquisition Co., Inc.; Eagle Rock Energy Acquisition Co. II, Inc.; Eagle Rock Upstream Development Company, Inc.; Eagle Rock Upstream Development Company II, Inc.; Eagle Rock Acquisition Partnership, L.P.; Eagle Rock Acquisition Partnership II, L.P.; Escambia Asset Co. LLC; and Escambia Operating Co. LLC.
Restructuring Support Agreement
Prior to the filing of the Petitions, on February 1, 2017, the Debtors entered into a restructuring support agreement (the “Restructuring Support Agreement”) with (i) certain holders (the “Consenting 2020 Noteholders”) constituting approximately 52% of the 7.875% Senior Notes due 2020 (the “Senior Notes due 2020”); (ii) certain holders (the “Consenting 2019 Noteholders and, together with the Consenting 2020 Noteholders, the “Consenting Senior Noteholders) constituting approximately 10% of the 8 3/8% Senior Notes due 2019 (the “Senior Notes due 2019,” and all claims arising under or in connection with the Senior Notes due 2020 and Senior Notes due 2019, the “Senior Note Claims”); and (iii) certain holders (the “Consenting Second Lien Noteholders” and, together with the Consenting Senior Noteholders, the “Restructuring Support Parties”) constituting approximately 92% of the 7.0% Senior Secured Second Lien Notes due 2023 (the “Second Lien Notes,” and all claims and obligations arising under or in connection with the Second Lien Notes, the “Second Lien Note Claims”).
The Restructuring Support Agreement sets forth, subject to certain conditions, the commitment of the Debtors and the Restructuring Support Parties to support a comprehensive restructuring of the Debtors’ long-term debt (the “Restructuring Transactions”). The Restructuring Transactions will be effectuated through one or more plans of reorganization (the “Plan”) to be filed in the Chapter 11 Cases.
The Restructuring Transactions will be financed by (i) use of cash collateral, (ii) the proposed DIP Credit Agreement (as described below in Item 1.03 of this Current Report on Form 8-K (the “Form 8-K”)), (iii) a fully committed $19.25 million equity investment (the “Second Lien Investment”) by the Consenting Second Lien Noteholders and (iv) a $255.75 million rights offering (the “Senior Note Rights Offering”) that is fully backstopped by the Consenting Senior Noteholders.
Certain principal terms of the Plan are outlined below:

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Allowed claims (“First Lien Claims”) under the Third Amended and Restated Credit Agreement, dated as of September 30, 2011 (as amended from time to time, the “Reserve-Based Credit Facility”) will be paid down with $275 million in cash from the proceeds of the Senior Note Rights Offering and Second Lien Investment and may be paid down further with proceeds from non-core asset sales or other available cash. The remaining First Lien Claims will participate in a new Company $1.1 billion reserve-based lending facility (the “New Facility”) on terms substantially the same as the Reserve-Based Credit Facility and provided by some or all of the lenders under the Reserve-Based Credit Facility.

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Allowed Second Lien Claims will receive new notes in the current principal amount of approximately $75.6 million, which shall be substantially similar to the current Second Lien Notes but providing a12-month later maturity and a 200 basis point increase to the interest rate. The Company has agreed to pay current interest rates attributable to the Allowed Second Lien Claims during the Chapter 11 Cases.

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Each holder of an allowed Senior Note Claim shall receive (a) its pro rata share of 97% of the ownership interests in the reorganized Company (the “New Equity Interests”) and (b) the opportunity to participate in the Senior Note Rights Offering.

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If the Plan is accepted by the classes of general unsecured claims and holders of the 7.875% Series A Cumulative Redeemable Preferred Units (the “Series A Preferred Units”), the 7.625% Series B Cumulative Redeemable Preferred Units (the “Series B Preferred Units”) and the 7.75% Series C Redeemable Preferred Units (the “Series C Preferred Units, and, together with the Series A Preferred Units and Series B Preferred Units, the “Preferred Units”), holders of the Preferred Units will receive their pro rata share of (a) 3% of the New Equity Interests and (b) three-year warrants for 3% of the New Equity Interests.

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If the Plan is accepted by the classes of general unsecured claims in addition to the holders of the Preferred Units as well as the holders of the Company’s common units, the holders of the common units will receive their pro rata share of three-year warrants for 3% of the New Equity Interests.

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The Plan will provide for the $255.75 million Senior Note Rights Offering to holders of Senior Note Claims to purchase New Equity Interests at an agreed discount. Certain holders of the Senior Note Claims will execute a backstop commitment agreement whereby they will agree to fully backstop the Senior Note Rights Offering.

•	The Plan will provide for the Second Lien Investors to purchase $19.25 million in New Equity Interests at a 25% discount to the Company’s total enterprise value.
The Plan will provide for the establishment of a customary management incentive plan at the Company under which 10% of the New Equity Interests will be reserved for grants made from time to time to the officers and other key employees of the respective reorganized entities. The Plan will provide for releases of specified claims held by the Debtors, the Restructuring Support Parties, and certain other specified parties against one another and for customary exculpations and injunctions.
The Restructuring Support Agreement obligates the Debtors and the Restructuring Support Parties to, among other things, support and not interfere with consummation of the Restructuring Transactions and, as to the Restructuring Support Parties, vote their claims in favor of the Plan. The Restructuring Support Agreement may be terminated upon the occurrence of certain events, including the failure to meet specified milestones relating to the filing, confirmation, and consummation of the Plan, among other requirements, and in the event of certain breaches by the parties under the Restructuring Support Agreement. The Restructuring Support Agreement is subject to termination if the effective date of the Plan has not occurred within 150 days of the filing of the Petitions. There can be no assurances that the Restructuring Transactions will be consummated.
Citibank, N.A. as Administrative Agent and L/C Issuer (the “Administrative Agent”) under the Reserve-Based Credit Facility and the financial institutions party thereto (the “First Lien Lenders”) have not executed the Restructuring Support Agreement, and the New Facility will be subject to the approval of the Administrative Agent and First Lien Lenders in all respects. The Company and the Restructuring Support Parties expect to engage with the First Lien Lenders in an effort to agree upon mutually acceptable terms of the New Facility.

A copy of the Restructuring Support Agreement is attached hereto as Exhibit 10.1 to this Form 8-K. The foregoing description of the Restructuring Support Agreement is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Restructuring Support Agreement.
Item 1.03 Bankruptcy or Receivership.
As described above, on February 1, 2017, the Debtors filed the Petitions in the Bankruptcy Court seeking relief under the provision of Chapter 11 of the Bankruptcy Code. No trustee has been appointed and the Company will continue to manage itself and its affiliates and operate their businesses as “debtors-in-possession” subject to the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. The Company expects to continue its operations without interruption during the pendency of the Chapter 11 Cases. To assure ordinary course operations, the Debtors are seeking approval from the Bankruptcy Court of a variety of “first day” motions, including motions that authorize the Debtors to maintain their existing cash management system, to secure debtor-in-possession financing and other customary relief. These motions are designed primarily to minimize the effect of bankruptcy on the Company’s operations, customers and employees.
Copies of all documents filed in the Company’s Chapter 11 Cases are available, free of charge, on the website of the Debtors’ notice and claims agent at https://cases.primeclerk.com/vanguard. The Company has also set up a toll-free hotline to answer employee, vendor, investor and royalty owner questions, which is available Monday through Friday, 8 a.m. to 5 p.m. Central Standard Time at (844)-596-2260 (internationally at (929)-333-8976). Parties may obtain electronic notification of court filings through the Prime Clerk website or may register for email notices by completing the Bankruptcy Court’s registration form that can be accessed at http://www.txs.uscourts.gov/sites/txs/files/CRECFform.pdf.
 Debtor-in-Possession Financing
In connection with the Chapter 11 Cases, on February 1, 2017, the Debtors filed a motion (the “DIP Motion”) seeking, among other things, interim and final approval of the Debtors’ use of cash collateral and debtor-in-possession financing on terms and conditions set forth in a proposed Debtor-in-Possession Credit Agreement (the “DIP Credit Agreement”) among Vanguard Natural Gas, LLC (the “DIP Borrower”), the financial institutions or other entities from time to time parties thereto, as lenders, Citibank N.A., as administrative agent (the “DIP Agent”) and as issuing bank. The initial lenders under the DIP Credit Agreement include lenders under the Company’s existing first-lien credit agreement or the affiliates of such lenders. The proposed DIP Credit Agreement, if approved by the Bankruptcy Court, contains the following terms:

•	a revolving credit facility in the aggregate amount of up to $50 million, and $15 million available on an interim basis;

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proceeds of the DIP Credit Agreement may be used by the DIP Borrower to (i) pay certain costs and expenses related to the Chapter 11 Cases, (ii) make payments provided for in the DIP Motion, including in respect of certain “adequate protection” obligations and (iii) fund working capital needs, capital improvements and other general corporate purposes of the DIP Borrower and its subsidiaries, in all cases subject to the terms of the DIP Credit Agreement and applicable orders of the Bankruptcy Court;

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the maturity date of the DIP Credit Agreement is expected to be the earliest to occur of November 1, 2017, forty-five days following the date of the interim order of the Bankruptcy Court approving the DIP Facility on an interim basis, if the Bankruptcy Court has not entered the final order on or prior to such date, or the effective date of a plan of reorganization in the Chapter 11 Cases. In addition, the maturity date may be accelerated upon the occurrence of certain events set forth in the DIP Credit Agreement;

•	interest will accrue at a rate per year equal to the LIBOR rate plus 5.50%;

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in addition to fees to be paid to the DIP Agent, the DIP Borrower is required to pay to the DIP Agent for the account of the lenders under the DIP Credit Agreement, an unused commitment fee equal to 1.0% of the daily average of each lender’s unused commitment under the DIP Credit Agreement, which is payable in arrears on the last day of each calendar month and on the termination date for the facility for any period for which the unused commitment fee has not previously been paid;

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the obligations and liabilities of the DIP Borrower and its subsidiaries owed to the DIP Agent and lenders under the DIP Credit Agreement and related loan documents will be entitled to joint and several super-priority administrative expense claims against each of the DIP Borrower and its subsidiaries in their respective Chapter 11 Cases subject to limited exceptions provided for in the DIP Motion, and will be secured by (i) a first priority, priming security interest and lien on all encumbered property of the DIP Borrower and its subsidiaries, subject to limited exceptions provided for in the DIP Motion, (ii) a first priority security interest and lien on all unencumbered property of the DIP Borrower and its subsidiaries, subject to limited exceptions provided for in the DIP Motion and (iii) a junior security interest and lien on all property of the DIP Borrower and its subsidiaries that is subject to (a) a valid, perfected and non-avoidable lien as of the petition date (other than the first priority and second priority prepetition liens) or (b) a valid and non-avoidable lien that is perfected subsequent to the petition date, in each case subject to limited exceptions provided for in the DIP Motion;

•	the sum of unrestricted cash and cash equivalents of the loan parties and undrawn funds under the DIP Credit Agreement shall not be less than $25 million at any time; and.

•	the DIP Credit Agreement is subject to customary covenants, prepayment events, events of default and other provisions.
 The DIP Credit Agreement is subject to approval by the Bankruptcy Court, which has not been obtained at this time. The Debtors anticipate closing the DIP Credit Agreement promptly following approval by the Bankruptcy Court of the DIP Motion.
The information set above in Item 1.01 of this Form 8-K is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or Obligation under an Off Balance Sheet Arrangement of a Registrant
The information set forth above in Item 1.03 of this Form 8-K regarding the DIP Credit Agreement is incorporated herein by reference.
 Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
The commencement of the Chapter 11 Cases described above in Item 1.03 of this Form 8-K constitutes an event of default that accelerated the Debtors’ obligations under the following debt instruments (the “Debt Instruments”). Any efforts to enforce such obligations under the Debt Documents are stayed automatically as a result of the filing of the Petitions and the holders’ rights of enforcement in respect of the Debt Documents are subject to the applicable provisions of the Bankruptcy Code.

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$1.25 billion in unpaid principal and approximately $150,000 of undrawn letters of credit, plus interest, fees, and other expenses arising under or in connection with the Reserve-Based Credit Facility;

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$51.12 million in unpaid principal, plus interest, fees, and other expenses, arising under or in connection with the Senior Notes due 2019 issued pursuant to that certain Indenture, dated as of May 27, 2011, as amended, by and among the Eagle Rock Energy Partners, L.P., Eagle Rock Energy Finance Corp., the guarantors named therein, and U.S. Bank, National Association, as indenture trustee. Vanguard Operating, LLC, a wholly owned subsidiary of the Company and one of the Debtors, became the issuer of the Senior Notes due 2019 pursuant to the Fourth Supplemental Indenture effective as of October 8, 2015, among Vanguard Operating, LLC, the Subsidiary Guarantors named therein, as guarantors and U.S. Bank, National Association. Wilmington Trust, National Association, is the successor indenture trustee to the Senior Notes due 2019.

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$381.83 million in unpaid principal, plus interest, fees, and other expenses, arising in connection with the Senior Notes due 2020 issued pursuant to that certain Indenture, dated as of April 4, 2012, among the Company and VNR Finance Corp. (“VNR Finance”), as issuers, the Subsidiary Guarantors named therein, as guarantors, and U.S. Bank, National Association, as trustee. UMB Bank, N.A., is the successor indenture trustee to the Senior Notes due 2020.

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$75.63 million in unpaid principal, plus interest, fees, and other expenses, arising in connection with the Second Lien Notes issued pursuant to that certain Indenture, dated as of February 10, 2016, among the Company and VNR Finance, as issuers, the Subsidiary Guarantors named therein, as guarantors, and U.S. Bank, National Association, as trustee. The Delaware Trust Company is the successor indenture trustee to the Second Lien Notes.

On February 2, 2017, the Company issued a press release announcing the filing of the Chapter 11 Cases. A copy of the press release is attached hereto as Exhibit 99.1.
Item 7.01 Regulation FD Disclosure
The Company executed non-disclosure agreements (the “Non-Disclosure Agreements”) with certain noteholders constituting the Restructuring Support Parties to facilitate discussions regarding a potential restructuring of the Company’s capital structure. The Company entered into comprehensive restructuring negotiations with the Ad Hoc Committees and their respective financial advisors and legal counsel, which culminated in the Restructuring Support Parties and the Company entering into the Restructuring Support Agreement.
In connection with these negotiations, the Company provided the financial forecasts (collectively, the “projections”) and other information included in Exhibit 99.2 and Exhibit 99.3 to this Current Report on Form 8-K to certain noteholders on the Ad Hoc Committees on January 4, 2017. The disclosure herein is being made in accordance with the terms of the Non-Disclosure Agreements. The projections and other information are included herein only because they were provided to noteholders on the Ad Hoc Committees as well as their advisors. The projections were not prepared with a view toward public disclosure or compliance with the published guidelines of the Securities and Exchange Commission (“SEC”) or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. The projections do not purport to present the Company’s financial condition in accordance with accounting principles generally accepted in the United States. The Company’s independent accountants have not examined, compiled or otherwise applied procedures to the projections and, accordingly, do not express an opinion or any other form of assurance with respect to the projections. The projections were prepared for internal use, capital budgeting and other management decisions and are subjective in many respects. The projections reflect numerous assumptions made by management of the Company with respect to financial condition, business and industry performance, general economic, market and financial conditions, and other matters, all of which are difficult to predict, and many of which are beyond the Company’s control. Accordingly, there can be no assurance that the assumptions made in preparing the projections will prove accurate. It is expected that there will be differences between actual and projected results, and the differences may be material, including due to the occurrence of unforeseen events occurring subsequent to the preparation of the projections. The inclusion of the projections therein should not be regarded as an indication that the Company or its affiliates or representatives consider the projections to be a reliable prediction of future events, and the projections should not be relied upon as such. Neither the Company nor any of its affiliates or representatives has made or makes any representation to any person regarding the ultimate outcome of the Company’s potential restructuring, refinancing or recapitalization or ultimate performance of the Company or its affiliates compared to the projections, and none of them undertakes any obligation to publicly update the projections to reflect circumstances existing after the date when the projections were made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the projections are shown to be in error.
In addition, in connection with the discussions described above, the Company provided additional business information regarding the Company’s sensitivity to commodity price environments to certain noteholders on the Ad Hoc Committees as well as their advisors substantially consistent with the information set forth in Exhibit 99.3 to this Current Report on Form 8-K.
The information in this Item 7.01 of this Current Report on Form 8-K, including the attached Exhibits 99.2 and 99.3 is being “furnished” pursuant to General Instruction B.2 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.
Forward-Looking Statements
Statements in this Form 8-K and the exhibit filed herewith that relate to future results and events are not facts and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s current expectations, estimates and assumptions and, as such, involve certain risks and uncertainties. The ability of the Company to predict results or the actual effects of its plans and strategies is subject to inherent uncertainty. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors. All statements other than statements of historical fact, including statements containing the words “intends,” “believes,” “expects,” “will,” and similar expressions, are statements that could be deemed to be forward-looking statements. In addition, the forward-looking statements represent the Company’s views as of the date as of which they were made. The Company anticipates that subsequent events and developments may cause its views to change. However, although the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which was filed with the Securities and Exchange Commission (the “SEC”) on March 8, 2016, under the headings “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Information,” as well as subsequent Quarterly Reports on Form 10-Q. Additional risks include, but are not limited to, those associated with the Company’s filing for relief under Chapter 11 of the Bankruptcy Code.
Item 8.01 Other Events.

The Company cautions that trading in the Company’s securities during the pendency of the anticipated Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Cases.

 Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Restructuring Support Agreement, dated as of February 1, 2017, among the Debtors and the Restructuring Support Parties

99.1	Press Release dated February 2, 2017.
99.2	Release of Private Information – Management Presentation dated January 7, 2017

99.3	Additional business information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANGUARD NATURAL RESOURCES, LLC

	By:	/s/ Richard A. Robert
	Name:	Richard A. Robert
	Title:	Executive Vice President and Chief Financial Officer
Dated: February 2, 2017		(Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

10.1	Restructuring Support Agreement, dated as of February 1, 2017, among the Debtors and the Restructuring Support Parties

99.1	Press Release dated February 2, 2017.
99.2	Release of Private Information – Management Presentation dated January 7, 2017

99.3	Additional business information.